Final Transcript
Thomson StreetEvents SM
NTSC - Q3 2010 National Technical Systems, Inc. Earnings Conference Call Event Date/Time: Dec. 14. 2009 / 4:30PM GMT

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F I N A L T R A N S C R I P T
Dec. 14. 2009 / 4:30PM, NTSC - Q3 2010 National Technical Systems, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Jill Bertotti
Allen Caron - IR

Bill McGinnis
National Technical Systems, Inc. - President and CEO

Raffy Lorentzian
National Technical Systems, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

David Goodby
LPL Financial - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the National Technical Systems fiscal year 2010 third quarter and nine month results conference call. Following the presentation, the conference will be opened for questions. (Operator Instructions). I would now like to turn the conference over to Jill Bertotti with Allen Caron. Please go ahead.

Jill Bertotti - Allen Caron - IR

Good morning. And you thank you, everyone, for joining us today for National Technical Systems' fiscal year 2010 third quarter and nine month results conference call. You should have all received a copy, by e-mail, this morning, of the release announcing the Company's results for the third quarter and nine months ended October 31, 2009. If any of you who did not receive a copy of the new release, please call our office after the call at 949-474-4300 and we'll be happy to e-mail you a copy.

Before we get underway, I've been asked to make the following statements. The statements made on this conference call that relate to future plans, events or performance, are forward-looking statements and involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the Company's services and products and other risks identified in the Company's SEC filings and in particular, its annual report on Form 10-K. Actuals results, events and performance may differ materially. Listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

With me on the today, our Chief Executive Officer, Bill McGinnis; and Chief Financial Officer, Raffy Lorentzian. Bill and Raffy will review some prepared remarks, including an update on the business operational performance and outlook. They will then conduct a question-and-answer session at the end of the call and will close with a few closing remarks. During today's conference call, we'll be taking questions by e-mail, which time permitting, may be asked during the telephone Q&A session. For those participating on the call over the Internet who wish to submit a question by e-mail to be considered for the Q&A period, please send your question to me at jill@allencaron.com. Please submit your questions as early in the call as possible. With that, I would now like to turn the call over to Bill. Good morning, Bill.

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F I N A L T R A N S C R I P T
Dec. 14. 2009 / 4:30PM, NTSC - Q3 2010 National Technical Systems, Inc. Earnings Conference Call

Bill McGinnis - National Technical Systems, Inc. - President and CEO

Good morning, Jill. And thank you for that. Good morning and thank you for joining us on the call this morning. We are experiencing steady and incremental growth in a tough market. In this economically challenging time, we remain aggressive. As a result of this aggressiveness, we continue to gain market share, enhancing our organic growth; we are implementing Lean processes, which will enhance margins; and we have hired very talented leaders to expand our integrated engineering service offering.

We are now offering our clients pretest product support, test plan and development support and post-engineering consultation. As a result, we have won more than $2 million this year in engineering services and more than $5 million in incremental test business as a result of our engineering service offering. We are also investing in developing and implementing an enterprise-wide ERP system that, once completed, will enhance efficiencies and increase operational performance. Our investments are paying off and this will be depicted in the financial performance this year that Raffy will be presenting in one moment.

A few prior comments prior to turning it over to Raffy. We are happy to announce, we just recently acquired Unitek, a leading worldwide supplier of supply chain management. Unitek matches well with our NQA quality management registration service offering and now expands our service, on an international basis, to include products inspection, program auditing and product and process auditing. Unitek currently services major defense and aerospace clients, such as Lockheed Martin, GE Aviation, Orbital Sciences and Parker Hannifin. We look forward to supporting them in expanding their client base. Finally, I would just like to mention, our backlog remains strong, increasing to $55.1 million, up 20.8% from last year. At this time, I'll turn it over to Raffy for the financial presentation. Raffy?

Raffy Lorentzian - National Technical Systems, Inc. - CFO

Thanks, Bill. My commentary today will cover third quarter results. Revenues in the third quarter were $32.8 million, an increase of 1.3% over the same period last year and an increase of 14.1% sequentially, as business conditions improved steadily during this quarter. Our aerospace and defense business continues to show strong growth, primarily as a result of large contract wins. Our telecommunications and automotive business have declined when compared to the same period in the prior year. Our power products market declined in this quarter, as a result of the completion of a large program. Overall, our backlog is at record high of $55 million, as Bill mentioned, a $2.5 million increase over our second quarter backlog.

Gross profit in the third quarter was $9.3 million, an increase of 1.1% over the same period last year and an increase of 14.7% sequentially. Gross profit as a percentage of revenues was 28.4%, near its highest levels in recent years. Selling and G&A expenses were $7 million, an increase of 5% over the same period last year and an increase of 8.9% sequentially. The increase was primarily driven by the costs associated with the development and integration of the engineering services group, additional expenses related to the development of the ERP systems and additional Sarbanes-Oxley related accounting costs. Operating income was $2.3 million, a decrease of 9.9% over the same period last year but an increase of 36% sequentially.

Other expenses were $276,000, compared to $757,000 for the same period last year and $123,000 in the second quarter. Other expenses include interest expense of $297,000, partially offset by other income of $21,000. Interest expense was lower than last year due to lower interest rates and lower average debt balances in the current quarter. Income before income taxes and noncontrolling interests was $2 million, an increase of 12.8% over the same period last year and an increase of 29.1% sequentially. Income tax expense was $830,000, with an effective tax rate of 41%.

Income from continuing operations was $1.125 million, an increase of 11.6% over the same period last year and an increase of 32% sequentially. Corresponding diluted earnings per share were $0.11 per share for both this quarter and for the same period in the prior year. Net income was $1.125 million, compared to $1.175 million for the same period in the prior year or $0.11, compared to $0.13 in the prior year. Net income in the prior year included $167,000 in income from discontinued operations, as a result of the sale of the staffing business and the closure of the Santa Rosa facility. For the nine months results, I just will cover two line items. Revenues were $90.2 million, an increase of 0.7% over the same period last year. And income from continuing operations was $2.5 million, a decrease of 8.9% over the same period last year. With corresponding diluted earnings per share of $0.26 in the current year compared to $0.29 for the same period in the prior year.

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F I N A L T R A N S C R I P T
Dec. 14. 2009 / 4:30PM, NTSC - Q3 2010 National Technical Systems, Inc. Earnings Conference Call

Moving to the balance sheet, our cash and investments remained strong at $8.4 million. Cash provided by operating activities was $5.8 million for the nine months, approximately $1 million higher than the same period last year. Capital expenditures were $4.8 million for the nine months, in line with our budget. Depreciation and amortization was $5.4 million for the same period. We paid down debt by $2.3 million in this fiscal year. Our total debt balance as of October 31 was $34.8 million. Our total assets were $107.4 million as of October 31 and total equity was $46 million. Back to you.

Bill McGinnis - National Technical Systems, Inc. - President and CEO

Okay, thank you, Raffy. Jill, we're ready for Q&A.

Jill Bertotti - Allen Caron - IR

Okay, operator?

QUESTION AND ANSWER

Operator

Thank you. We will now begin the question session. (Operator Instructions). Our first question comes from the line of David [Goodby] with LPL Financial. Please go ahead.

David Goodby - LPL Financial - Analys

Hi, two quick questions. Not long ago, you guys announced a stock buyback. I'm just wondering how much you guys bought and/or if you're going to expand the buyback? And I'm also wondering if you can clarify, why with a buyback in place, if you are buying stock, why did the outstanding number of shares go up by about 3.3%?

Raffy Lorentzian - National Technical Systems, Inc. - CFO

There were some stock option exercises for -- that makes the outstanding shares go up. We did buy back about 14,000 shares in the second quarter. There were no buybacks in the third quarter.

David Goodby - LPL Financial - Analyst

Okay. So, they're new options, though. Right? Because not only did the outstanding but also the diluted number of shares went up.

Raffy Lorentzian - National Technical Systems, Inc. - CFO

The diluted number of shares go up, that was only because the price of the market price of the stock went up. And whenever the price goes up, that makes the diluted number computation go up.

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F I N A L T R A N S C R I P T
Dec. 14. 2009 / 4:30PM, NTSC - Q3 2010 National Technical Systems, Inc. Earnings Conference Call

David Goodby - LPL Financial - Analyst

Okay. Thanks.

Operator

Thank you. (Operator Instructions).

Jill Bertotti - Allen Caron - IR

Operator, while we're waiting for people, to see if anyone wants to queue up, we have received a couple of e-mail questions that we'd like to go through. So the first question, Bill and Raffy, is; Do you expect margins to continue at these levels or is there potential for an improvement?

Bill McGinnis - National Technical Systems, Inc. - President and CEO

Well, as I mentioned in my comments, is we feel we need to stay very aggressive in winning market share in this market and expand our engineering service offering, which frankly, is an investment. However, if we do a good job in those two areas, and all indications show that we are doing a good job, those expenses will become very scalable. So, we expect, in the very near future, some margin enhancement. We're pretty excited about the opportunity.

Jill Bertotti - Allen Caron - IR

Great. The next question that came in is; How much revenue does the acquisition of Unitek bring to the Company? And this is actually a multiple question. Are you still evaluating potential acquisitions? And if so, what are you looking for in a company? And are you looking at any particular industries?

Bill McGinnis - National Technical Systems, Inc. - President and CEO

Yes, let me -- I'll let Raffy handle the first part of the question. Let me comment on the second piece; Are we looking at future acquisitions? The answer is, yes. We think there's an opportunity here, because of the economic conditions out there, to acquire some engineering service talent. And we're looking aggressively at doing that. We're also very excited about the opportunities in the test, just the pure -- our core area, the test lab business and some additional registration acquisition opportunities. So, we're going to stay aggressive on the acquisition trail and we think there's some good opportunities out there. Raffy, you want to talk about Unitek?

Raffy Lorentzian - National Technical Systems, Inc. - CFO

Yes, sure. We expect about $8 million in revenues from this acquisition. They closed -- in '08, they had about approximately $8.5 million. So, it's about between $8 million and $8.5 million in revenues. Just to give you some additional information and this information will be included in the 10-Q, which we're filing today. We paid $1.5 million in cash, $236,000 in working capital adjustment and there's also an agreement to pay out to a maximum of $1 million in earnout in cash, if Unitek achieves certain targets, at December 31, 2010. So, a year from now, there will be another earnout of $1 million.

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F I N A L T R A N S C R I P T
Dec. 14. 2009 / 4:30PM, NTSC - Q3 2010 National Technical Systems, Inc. Earnings Conference Call

Jill Bertotti - Allen Caron - IR

Okay. Great. The auto industry seems to be showing signs of a recovery. Have you seen the same trend in that business from your end?

Bill McGinnis - National Technical Systems, Inc. - President and CEO

My first comment is historical. That's been our biggest sector challenge financially. We do have a facility in the Michigan area and it hasn't been performing, certainly, up to our requirements and standards. However, we have seen recent write-in activity that's showing up. At least, we're able to sustain and maybe see some better financial performance in the very near future but no great shakes.

Jill Bertotti - Allen Caron - IR

Okay. And the last question you received is; You've made recent additions to your team. Are you continuing to hire staff, how many and in what industries?

Bill McGinnis - National Technical Systems, Inc. - President and CEO

Our focus for additional staff has been in the engineering service, even though we continue to hire talent on the test side, as required and needed, to support the facilities. But we brought in Lou Winoski, who has some very close relationships with some major companies in the aerospace industry, Boeing, Hawker Beechcraft. As a result of that, we hired a gentlemen in Wichita to handle the aerospace market outside of Wichita, specifically Hawker Beechcraft. The gentleman's name is Jim [Dillinger]. We've hired a program manager up in Seattle to service the Boeing account. We're looking at bringing on a Chief Engineer up in the Seattle area, probably mid next year, to also support some of the anticipated Boeing activity that we hope to win.

Jill Bertotti - Allen Caron - IR

Well, great. That's all the e-mail questions this time around. Operator, if you'd like to prompt one last time for any questions before we close, please.

Operator

Yes, thank you. (Operator Instructions). And I show no further question from our end.

Jill Bertotti - Allen Caron - IR

Okay, I'd like to thank everyone, again, for tuning in. And I'll turn it back over to Bill and Raffy for some closing remarks.

Bill McGinnis - National Technical Systems, Inc. - President and CEO

Yes, again, just a quick summary. We felt we had a great quarter. Started the year off a little bit challenging but we're finishing strong and we're really -- we remain bullish on the future. I think this engineering service offering is going to add a nice piece of business that we don't currently service. Plus, it's been adding some nice incremental test business as we position ourselves with some major OEM's. So, we remain very excited about the future.

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F I N A L T R A N S C R I P T
Dec. 14. 2009 / 4:30PM, NTSC - Q3 2010 National Technical Systems, Inc. Earnings Conference Call

Raffy Lorentzian - National Technical Systems, Inc. - CFO

I agree. It was a great quarter. It was actually, in these times, we feel pretty good about it. So, hopefully, we'll keep this going.

Bill McGinnis - National Technical Systems, Inc. - President and CEO

Thank you. And thank you, everybody for joining us and have a great holiday.

Operator

Thank you. Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation. You may now disconnect.

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